As filed with the Securities and Exchange Commission on January 16, 2002
                                                  Registration No. __-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             RURAL/METRO CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


             Delaware                                          86-0746929
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)


                          8401 East Indian School Road
                            Scottsdale, Arizona 85251
                (Address of Principal Executive Office)(Zip Code)


                             RURAL/METRO CORPORATION
                          Employee Stock Purchase Plan
                            (Full Title of the Plan)


                               JOHN S. BANAS, III
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          8401 East Indian School Road
                            Scottsdale, Arizona 85251
                     (Name and Address of Agent for Service)

                                 (480) 994-3886
          (Telephone Number, including Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                             Proposed maximum    Proposed maximum
Title of Securities        Amount to be     offering price per   aggregate offering      Amount of
to be Registered           registered(1)         share(2)             price           registration fee
------------------------------------------------------------------------------------------------------
Common Stock               1,000,000              $0.40             $400,000               $95.60
======================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Rural/Metro Corporation.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Rural/Metro Corporation on January 9, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Rural/Metro Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-80454) filed with the Securities and Exchange Commission (the "Commission") on June 17, 1994, the Registration Statement on Form S-8 (No. 333-61412) filed with the Commission on May 22, 2001, and amendments thereto.

ITEM 8. EXHIBITS

   EXHIBIT
   NUMBER                           DESCRIPTION
   ------                           -----------
     4          Rural/Metro Corporation, Employee Stock Purchase Plan (as
                  amended through December 18, 2001)
     5          Opinion and consent of Squire, Sanders & Dempsey, LLP
    23.1        Consent of Arthur Andersen, LLP
    23.2        Consent of Counsel (included in Exhibit 5)
    24          Powers of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on January 16, 2002.


                                       RURAL/METRO CORPORATION


                                       By: /s/ Jack E. Brucker
                                           -------------------------------------
                                           Jack E. Brucker
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack E. Brucker and John
S. Banas, III, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons and in the capacities and on the dates indicated:

        Signature                                 Title                                   Date
        ---------                                 -----                                   ----
/s/ Jack E. Brucker            President, Chief Executive Officer, and Director      January 16, 2002
---------------------------    (Principal Executive Officer)
Jack E. Brucker

/s/ Randall L. Harmsen         Vice President of Finance (Principal Financial        January 16, 2002
---------------------------    and Accounting Officer)
Randall L. Harmsen

/s/ Cor J. Clement, Sr.        Chairman of the Board of Directors                    January 16, 2002
---------------------------
Cor J. Clement, Sr.

/s/ Louis G. Jekel             Director                                              January 16, 2002
---------------------------
Louis G. Jekel

/s/ Mary Anne Carpenter        Director                                              January 16, 2002
---------------------------
Mary Anne Carpenter

/s/ William C. Turner          Director                                              January 16, 2002
---------------------------
William C. Turner

/s/ Henry G. Walker            Director                                              January 16, 2002
---------------------------
Henry G. Walker

/s/ Louis A. Witzeman          Director                                              January 16, 2002
---------------------------
Louis A. Witzeman

                                INDEX TO EXHIBITS

                                                                  PAGE OR
EXHIBIT                                                            METHOD
NUMBER                DESCRIPTION                                OF FILING
------                -----------                                ---------
  4     Rural/Metro Corporation, Employee Stock Purchase Plan
          (as amended through December 18, 2001)                     *
  5     Opinion and consent of Squire, Sanders & Dempsey, LLP        *
 23.1   Consent of Arthur Andersen, LLP                              *
 23.2   Consent of Counsel (included in Exhibit 5)              See Exhibit 5
 24     Powers of Attorney                                    See Signature Page

----------
*    Filed herewith.